UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IVERIC bio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

IVERIC bio, Inc.

8 Sylvan Way

Parsippany, NJ 02054

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 6, 2023

June 20, 2023

These definitive additional materials (which we refer to as the “Definitive Additional Materials”) amend and supplement the definitive proxy statement dated June 5, 2023 (which we refer to as the “Definitive Proxy Statement”), initially mailed to stockholders on or about June 5, 2023, by IVERIC bio, Inc., a Delaware corporation (which we refer to as “IVERIC”, “we”, or “our”), for a special meeting of our stockholders to be held virtually via live webcast on July 6, 2023, at 10 a.m., Eastern time. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger (which we refer to, as it may be amended from time to time, as the “Merger Agreement”), dated April 28, 2023, by and among IVERIC, Astellas US Holding, Inc., a Delaware corporation (which we refer to as “Parent”), Berry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., a company organized under the laws of Japan (which we refer to as “Astellas” or “Guarantor”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into IVERIC (which we refer to as the “Merger”), with IVERIC surviving the Merger as a wholly owned subsidiary of Parent.

These Definitive Additional Materials have been filed by IVERIC with the United States Securities and Exchange Commission (which we refer to as the “SEC”) on June 20, 2023.

If any stockholders have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of June 20, 2023 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. IVERIC believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable law; however, to avoid the risks and uncertainties inherent in litigation and the risk that lawsuits may delay or otherwise adversely affect the consummation of the proposed Merger and to minimize the expense of defending such actions, IVERIC wishes to voluntarily make supplemental disclosures related to the proposed Merger, which are set forth below, in response to certain allegations. Nothing in these supplemental disclosures shall be deemed an admission of liability or the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the extent that information in these Definitive Additional Materials differs from or conflicts with information contained in the Definitive Proxy Statement, the information in these Definitive Additional Materials shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

SUMMARY

The disclosure under the section entitled “Summary” is hereby amended and supplemented by adding the following language as a new section immediately following the section entitled “Summary — Certain U.S. Federal Income Tax Consequences of the Merger” on page 7 of the Definitive Proxy Statement:

Legal Proceedings Regarding the Merger

As of June 19, 2023, three complaints have been filed in federal court and one complaint has been filed in the Superior Court of New Jersey, each relating to the Merger. On May 26, 2023, a purported stockholder of IVERIC filed a lawsuit in the United States District Court for the Southern District of New York against IVERIC and its directors, captioned Ryan O’Dell v. IVERIC bio, Inc., et al., Case No. 23-cv-04447 (which we refer to as the “O’Dell Complaint”). On June 13, 2023, a purported stockholder of IVERIC filed a lawsuit in the Superior Court of New Jersey against Parent, IVERIC and its directors, captioned Robert Garfield v. IVERIC bio, Inc., et al., Case No. MRS-C-000048-23 (which we refer to as the “Garfield Complaint”). Also on June 13, 2023, a purported stockholder of IVERIC filed a lawsuit in the United States District Court for the District of Delaware against IVERIC and its directors, captioned Catherine Coffman v. IVERIC bio, Inc., et al., Case No. 23-cv-00648 (which we refer to as the “Coffman Complaint”). On June 14, 2023, a purported stockholder of IVERIC filed a lawsuit in the United States District Court for the District of Delaware against IVERIC and its directors, captioned Shannon O’Neill v. IVERIC bio, Inc., et al., Case No. 23-cv-00652 (which we refer to as the “O’Neill Complaint”).

The O’Dell Complaint, the Coffman Complaint, and the O’Neill Complaint allege that the proxy statement issued in connection with the Merger omits material information or contains misleading disclosures and that, as a result, (i) all of the defendants violated Section 14(a) of the Exchange Act and (ii) all of IVERIC’s directors violated Section 20(a) of the Exchange Act. The Garfield Complaint alleges violations of the New Jersey securities laws and negligent misrepresentation and concealment under New Jersey state law.

The complaints seek, among other things, (i) injunctive relief preventing the consummation of the transactions contemplated by the Merger Agreement; (ii) rescission or rescissory damages in the event the transactions contemplated by the Merger Agreement have been implemented; (iii) dissemination of a proxy statement that does not omit material information or contain any misleading disclosures; (iv) an award of damages that plaintiff suffered as a result of the defendant’s purported wrongdoings; and (v) an award of plaintiff’s expenses, including attorneys’ and experts’ fees. In addition, the Garfield Complaint seeks a declaration that defendants violated New Jersey securities laws and negligently concealed facts under New Jersey state law, and the O’Neill Complaint seeks a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act.

IVERIC, Parent and Merger Sub believe the claims asserted in each of the complaints are without merit.

Additional lawsuits may be filed against IVERIC, the Board of Directors, Parent and/or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Definitive Proxy Statement.

THE MERGER

The disclosure under the section entitled “The Merger” is hereby amended and supplemented by adding the following language as a new section immediately following the section entitled “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger” ending on page 81 of the Definitive Proxy Statement:

Legal Proceedings Regarding the Merger

As of June 19, 2023, three complaints have been filed in federal court and one complaint has been filed in the Superior Court of New Jersey, each relating to the Merger. On May 26, 2023, a purported stockholder of IVERIC filed a lawsuit in the United States District Court for the Southern District of New York against IVERIC and its directors, captioned Ryan O’Dell v. IVERIC bio, Inc., et al., Case No. 23-cv-04447 (which we refer to as the “O’Dell Complaint”). On June 13, 2023, a purported stockholder of IVERIC filed a lawsuit in the Superior Court of New Jersey against Parent, IVERIC and its directors, captioned Robert Garfield v. IVERIC bio, Inc., et al., Case No. MRS-C-000048-23 (which we refer to as the “Garfield Complaint”). Also on June 13, 2023, a purported stockholder of IVERIC filed a lawsuit in the United States District Court for the District of Delaware against IVERIC and its directors, captioned Catherine Coffman v. IVERIC bio, Inc., et al., Case No. 23-cv-00648 (which we refer to as the “Coffman Complaint”). On June 14, 2023, a purported stockholder of IVERIC filed a lawsuit in the United States District Court for the District of Delaware against IVERIC and its directors, captioned Shannon O’Neill v. IVERIC bio, Inc., et al., Case No. 23-cv-00652 (which we refer to as the “O’Neill Complaint”).

The O’Dell Complaint, the Coffman Complaint, and the O’Neill Complaint allege that the proxy statement issued in connection with the Merger omits material information or contains misleading disclosures and that, as a result, (i) all of the defendants violated Section 14(a) of the Exchange Act and (ii) all of IVERIC’s directors violated Section 20(a) of the Exchange Act. The Garfield Complaint alleges violations of the New Jersey securities laws and negligent misrepresentation and concealment under New Jersey state law.

The complaints seek, among other things, (i) injunctive relief preventing the consummation of the transactions contemplated by the Merger Agreement; (ii) rescission or rescissory damages in the event the transactions contemplated by the Merger Agreement have been implemented; (iii) dissemination of a proxy statement that does not omit material information or contain any misleading disclosures; (iv) an award of damages that plaintiff suffered as a result of the defendant’s purported wrongdoings; and (v) an award of plaintiff’s expenses, including attorneys’ and experts’ fees. In addition, the Garfield Complaint seeks a declaration that defendants violated New Jersey securities laws and negligently concealed facts under New Jersey state law, and the O’Neill Complaint seeks a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act.

IVERIC, Parent and Merger Sub believe the claims asserted in each of the complaints are without merit.

Additional lawsuits may be filed against IVERIC, the Board of Directors, Parent and/or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Definitive Proxy Statement.

Background of the Merger

The disclosure under the section entitled “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the following strikethrough language in the last paragraph on page 33 of the Definitive Proxy Statement:

In December 2021, representatives of Party D proposed terms for a potential global partnership for ACP, which included an upfront payment of $200 million, aggregate commercial and sales milestones of up to $205 million and royalties ranging from 15% to 18% of annual net sales, and subsequently proposed terms for an ex-US partnership for ACP, which included an upfront payment of $100 million, aggregate commercial and sales milestones of up to $245 million and royalties ranging from 15% to 18% of annual net sales. IVERIC viewed each of these proposals as not reflecting an adequate value for ACP and decided to not engage further with Party D regarding either proposal.

The disclosure under the section entitled “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the following strikethrough language in the first full paragraph on page 40 of the Definitive Proxy Statement:

On April 13, 2023, Party C submitted a written proposal to obtain an exclusive license to all rights to ACP outside of the US, which included an upfront payment of $40 million, aggregate regulatory and sales milestones of up to $555 million and royalties ~~based on~~ ranging from 15% to 22.5% of annual net sales. Following submission of the proposal, in accordance with instructions of IVERIC’s management, a representative of Centerview discussed the proposal with a representative of Party C, during which discussion the representative of Centerview indicated that IVERIC viewed the proposal as productive, but Party C would need to increase the upfront payment and milestone payments, and that IVERIC was interested continuing discussions to explore the possibility of granting co-development and co-commercialization rights with respect to ACP in the US. Party C did not subsequently submit a revised proposal.

Opinion of IVERIC’s Financial Advisors

Opinion of BofA Securities, Inc.

The disclosure under the section entitled “The Merger — Opinion of IVERIC’s Financial Advisors — Opinion of BofA Securities, Inc.” is hereby amended and supplemented by adding the following bolded and double underlined language to the first table on page 52 of the Definitive Proxy Statement:

Target	Enterprise Value ($bn)	EV / PoS Adjusted CY+3 Revenue
Amylyx Pharmaceuticals, Inc.	1.7	1.7x
Apellis Pharmaceuticals, Inc.(1)	7.5	5.6x
Axsome Therapeutics, Inc.	3.2	3.5x
Intra-Cellular Therapies, Inc.	5.6	4.4x
Karuna Therapeutics, Inc.	6.3	10.8x
Reata Pharmaceuticals, Inc.	3.5	5.0x
Sage Therapeutics, Inc.	1.7	4.4x
Median		4.4x

(1)	Apellis metrics are as of March 31, 2023 to reflect unaffected date prior to Apellis takeover interest rumors on April 2, 2023.

The disclosure under the section entitled “The Merger — Opinion of IVERIC’s Financial Advisors — Opinion of BofA Securities, Inc.” is hereby amended and supplemented by adding the following bolded and double underlined language to the first table on page 53 of the Definitive Proxy Statement:

Date Announced	Target	Acquiror	Enterprise Value ($bn)	EV / PoS Adjusted CY+3 Revenue
03/13/23	Provention Bio, Inc.	Sanofi S.A.	2.6	6.3x
08/08/22	Global Blood Therapeutics, Inc.	Pfizer Inc.	5.4	7.2x
08/04/22	ChemoCentryx, Inc.	Amgen Inc.	3.6	6.9x
01/19/22	Zogenix, Inc.	UCB Pharma	1.5	3.2x
09/08/21	Kadmon Holdings, Inc.	Sanofi S.A.	1.9	8.8x
02/03/21	GW Pharmaceuticals plc	Jazz Pharmaceuticals plc	6.7	5.8x
02/01/21	Viela Bio, Inc.	Horizon Therapeutics plc	2.7	12.0x
05/05/20	Portola Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.	1.5	4.1x
Median				6.6x

Opinion of Centerview Partners LLC.

The disclosure under the section entitled “The Merger — Opinion of IVERIC’s Financial Advisors — Opinion of Centerview Partners LLC” is hereby amended and supplemented by adding the following bolded and double underlined language to the table on page 59 of the Definitive Proxy Statement:

	Enterprise Value ($bn)	3-Y Revenue Trading Multiple
Amylyx Pharmaceuticals, Inc.	1.7	1.7x
Apellis Pharmaceuticals, Inc.(1)	7.5	5.6x
Axsome Therapeutics, Inc.	3.2	3.5x
Intra-Cellular Therapies, Inc.	5.6	4.4x
Karuna Therapeutics, Inc.	6.3	10.8x
Reata Pharmaceuticals, Inc.	3.5	5.0x
Sage Therapeutics, Inc.	1.7	4.4x
Median:		4.4x

(1)	Apellis metrics are as of March 31, 2023 to reflect unaffected date prior to Apellis takeover interest rumors on April 2, 2023.

The disclosure under the section entitled “The Merger — Opinion of IVERIC’s Financial Advisors — Opinion of Centerview Partners LLC” is hereby amended and supplemented by adding the following bolded and double underlined language to the first table on page 60 of the Definitive Proxy Statement:

Date Announced	Target	Acquiror	Transaction Value ($bn)	EV / 3-Year Forward Revenue Multiple
03/13/23	Provention Bio, Inc.	Sanofi S.A.	2.7	6.4x
08/08/22	Global Blood Therapeutics, Inc.	Pfizer Inc.	5.5	7.3x
08/04/22	ChemoCentryx, Inc.	Amgen Inc.	3.6	6.4x
01/19/22	Zogenix, Inc.	UCB Pharma	1.4	3.6x
09/08/21	Kadmon Holdings, Inc.	Sanofi S.A.	1.8	8.3x
02/03/21	GW Pharmaceuticals plc	Jazz Pharmaceuticals plc	6.7	6.0x
02/01/21	Viela Bio, Inc.	Horizon Therapeutics plc	2.7	12.0x
05/05/20	Portola Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.	1.6	4.4x
Median:				6.4x

Certain Financial Projections

The disclosure under the section entitled “The Merger — Certain Financial Projections” is hereby amended and supplemented by adding the following language after the table on page 64 of the Definitive Proxy Statement:

In connection with preparing the 2023 Management Projections, IVERIC’s senior management prepared certain non-public, unaudited, non-risk adjusted, prospective financial information for fiscal years 2023 through 2038 (which we refer to as the “2023 Non-Risk Adjusted Projections”). The 2023 Non-Risk Adjusted Projections were used solely to create the 2023 Management Projections and were not used or relied upon for any other purpose.

The following table presents a summary of the 2023 Non-Risk Adjusted Projections:

2023 Non-Risk Adjusted Projections

(Amounts in Millions)

	Fiscal year ended December 31,
	2023	2024	2025	2026	2027	2028	2029	2030
Product Revenue	$36	$283	$531	$1,736	$2,981	$3,736	$4,069	$4,193
Partnership Economics (Ex-US)	$40	$156	$5	$17	$116	$66	$159	$98
Total Net Revenue	$76	$438	$535	$1,752	$3,097	$3,801	$4,228	$4,292
Gross Profit(1)	$76	$438	$535	$1,669	$2,936	$3,615	$4,025	$4,082
EBIT(2)	$(374)	$(91)	$6	$847	$1,653	$2,053	$2,380	$2,387
Net Income(3)	$(381)	$(105)	$(8)	$795	$1,364	$1,530	$1,778	$1,791

	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038
Product Revenue	$4,305	$4,506	$5,136	$5,996	$6,745	$7,402	$7,930	$8,079
Partnership Economics (ex-US)	$109	$123	$304	$419	$299	$336	$363	$389
Total Net Revenue	$4,414	$4,629	$5,440	$6,415	$7,044	$7,738	$8,293	$8,468
Gross Profit	$4,199	$4,404	$5,183	$6,115	$6,707	$7,368	$7,897	$8,064
EBIT	$2,459	$2,585	$3,002	$3,741	$4,120	$4,533	$4,863	$4,972
Net Income	$1,851	$1,952	$2,269	$2,825	$3,117	$3,435	$3,693	$3,788

(1)	“Gross Profit” means Total Net Revenue minus cost of goods sold expenses.

(2)	“EBIT” means earnings before interest and taxes and refers to Gross Profit minus research and development expenses minus sales and marketing expenses minus general and administrative expenses and minus other expenses.

(3)	“Net Income” means EBIT minus interest and other income expenses and minus income tax and assumes a tax rate of 26% and includes the impact of net operating loss and research and development tax credit usage.

The disclosure under the section entitled “The Merger — Certain Financial Projections” is hereby amended and supplemented by adding the following bolded and double underlined language to the last paragraph on page 64 of the Definitive Proxy Statement:

The 2023 Management Projections assume estimated net cash of $380 million as of June 30, 2023, a hypothetical $350 million equity raise conducted in the second half of 2023 at a 10% discount to IVERIC’s closing stock price on April 27, 2023 and a 6% spread, resulting in net proceeds of $329 million to IVERIC, a federal net operating loss carryforward of $658 million and $21 million in research and development tax credits as of December 31, 2022 and taxes based on a 21% federal tax rate. For purposes of their respective discounted cash flow analyses, BofA Securities and Centerview calculated, based on IVERIC management guidance, the estimated potential future taxes offset from these tax attributes, which calculation by BofA Securities resulted in estimated taxes offset of $154 million and $61 million for fiscal years 2026 and 2027, respectively, and which calculation by Centerview resulted in estimated taxes offset of $154 million and $62 million for fiscal years 2026 and 2027, respectively. The values in the table below do not take into account the effect of net operating loss usage. In addition, IVERIC’s management instructed BofA Securities and Centerview, for purposes of their respective discounted cash flow analyses, to assume that IVERIC’s unlevered free cash flows would decline in perpetuity after December 31, 2038 at a rate of free cash flow decline of 5.0% year over year, reflecting an expectation by IVERIC management that, even after the initial steep decline in cash flows following loss of exclusivity, there would be additional market erosion due to additional generic competitors entering the market or existing generic competitors increasing their market share.

The disclosure under the section entitled “The Merger — Certain Financial Projections” is hereby amended and supplemented by adding the following bolded and double underlined language to the table on page 66 of the Definitive Proxy Statement:

(Amounts in Millions)

	Fiscal year ended December 31,
	2023		2024	2025	2026	2027	2028	2029	2030
EBIT	$(355)		$(104)	$(2)	$759	$1,487	$1,858	$2,117	$2,130
Taxes	$0		$0	$0	$(197)	$(387)	$(483)	$(550)	$(554)
Depreciation & Amortization	$0		$0	$0	$0	$1	$1	$1	$1
Capital Expenditures	$0		$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Change in Net Working Capital	$(22)		$(22)	$(22)	$(108)	$(112)	$(68)	$(30)	$(11)
Unlevered Free Cash Flow	$(377	)(1)	$(127)	$(25)	$454	$988	$1,307	$1,537	$1,565

	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038
EBIT	$2,193	$1,729	$547	$500	$442	$412	$407	$398
Taxes	$(570)	$(449)	$(142)	$(130)	$(115)	$(107)	$(106)	$(103)
Depreciation & Amortization	$1	$1	$1	$1	$1	$1	$1	$1
Capital Expenditures	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Change in Net Working Capital	$(10)	$81	$182	$27	$17	$5	$1	$1
Unlevered Free Cash Flow	$1,613	$1,360	$586	$397	$345	$310	$302	$296

(1)	For the period from June 30, 2023 to December 31, 2023, Unlevered Free Cash Flow included in the 2023 Management Projections is ($169) million.

The disclosure under the section entitled “The Merger — Certain Financial Projections” is hereby amended and supplemented by adding the following bolded and double underlined language to the first full paragraph on page 67 of the Definitive Proxy Statement:

The Management Projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by IVERIC may not be comparable to similarly titled amounts used by other companies. In certain circumstances, including those applicable to the Management Projections, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the financial measures included in the Management Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board of Directors, BofA Securities, Centerview or Parent. In addition, the Management Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Management Projections are not being included in this proxy statement to influence any stockholder’s decision on how to vote with respect to the approval of the Merger Proposal. The Management Projections were prepared solely for internal use and are being included because the Management Projections were provided to the Board of Directors to evaluate the Merger and other potential strategic opportunities and the 2023 Management Projections were provided to the Board of Directors to evaluate the Merger and to BofA Securities and Centerview in connection with the rendering of their respective opinions to the Board of Directors and in performing the related financial analyses as described in the section of this proxy statement captioned “The Merger — Opinion of IVERIC’s Financial Advisors.” As discussed above, a portion of the 2023 Management Projections were also provided to Parent in connection with its evaluation of a transaction with IVERIC. The Management Projections may differ from publicly available analyst estimates, and the Management Projections do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.

Interests of IVERIC’s Directors and Executive Officers in the Merger

Equity Interests of IVERIC’s Executive Officers and Non-Employee Directors

The disclosure under the section entitled “The Merger —  Interests of IVERIC’s Directors and Executive Officers in the Merger —  Equity Interests of IVERIC’s Executive Officers and Non-Employee Directors” is hereby amended and supplemented by deleting the column with the heading “Company Options Held (vested and unvested),” adding the following columns with the headings “Company Options Held (vested)” and “Company Options Held (unvested)” and adding the following bold and double underlined language in the table on page 69 of the Definitive Proxy Statement:

Name	Shares Held (#)	Shares Held ($)	Outstanding Restricted Stock Units (#)(1)	Outstanding Restricted Stock Units ($)	Company Options Held (vested) (#)(2)	Company Options Held (unvested) (#)(2)	Aggregate Spread in Outstanding Company Options ($)(2)
Glenn P. Sblendorio	228,191	9,127,640	341,565	13,662,600	1,180,186	606,497	54,511,736
Pravin U. Dugel	203,035	8,121,400	193,625	7,745,000	350,625	334,375	20,733,250
Anthony S. Gibney	42,791	1,711,640	156,250	6,250,000	70,833	179,167	5,839,500
David F. Carroll	68,472	2,738,880	102,500	4,100,000	346,334	176,666	16,323,150
Keith Westby	39,652	1,586,080	98,750	3,950,000	325,308	170,728	13,570,575
Christopher P. Simms	32,429	1,297,160	112,500	4,500,000	87,708	197,292	7,583,350
Mark S. Blumenkranz, M.D.	32,088	1,283,520	12,500	500,000	67,964	1,722	2,312,381
Axel Bolte	22,088	883,520	7,500	300,000	102,686	0	3,599,021
Adrienne L. Graves, Ph.D.	22,088	883,520	7,500	300,000	102,686	0	3,636,381
Jane P. Henderson	22,088	883,520	7,500	300,000	118,686	0	4,187,181
Christine A. Miller	13,075	523,000	17,500	700,000	26,613	17,222	1,182,210
Calvin W. Roberts, M.D.	47,088	1,883,520	7,500	300,000	102,686	0	3,644,381

(1)	This column only represents restricted stock unit awards, including the 56,250 Company PSUs held by Mr. Gibney. All outstanding restricted stock units are unvested.

(2)	This column only includes Company Options with a per-share exercise price that is less than the Per Share Merger Consideration.

Golden Parachute Compensation

The disclosure under the section entitled “The Merger —  Interests of IVERIC’s Directors and Executive Officers in the Merger —  Golden Parachute Compensation” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the following strikethrough language in the table on page 70 of the Definitive Proxy Statement:

Name (1)	Cash ($) (2)	Equity ($) (3)	Perquisites/Benefits ($) (4)	Total ($)
Glenn P. Sblendorio	1,961,000	~~27,722,967~~ 27,722,969	122,570	~~29,806,537~~ 29,806,539
Pravin U. Dugel	863,970	~~16,333,142~~ 16,333,144	56,000	~~17,253,112~~ 17,253,114
David F. Carroll	658,184	~~8,404,978~~ 8,404,957	56,000	~~9,119,162~~ 9,119,141
Keith Westby	636,231	~~8,062,008~~ 8,061,972	56,000	~~8,754,239~~ 8,754,203
Christopher P. Simms	670,147	~~9,442,431~~ 9,442,440	47,000	~~10,159,578~~ 10,159,587

The disclosure under the section entitled “The Merger —  Interests of IVERIC’s Directors and Executive Officers in the Merger —  Golden Parachute Compensation” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the following strikethrough language in the second table on page 71 of the Definitive Proxy Statement:

Name	Company RSUs Vesting Upon Closing (#)	Value of Company RSUs Vesting Upon Closing ($)	Company Options Vesting Upon Closing (#)	Spread Value of Company Options Vesting Upon Closing ($)	Total Value of Company RSUs and Company Options Vesting ($)
Glenn P. Sblendorio	341,565	13,662,600	~~606,498~~  606,497	~~14,060,367~~  14,060,369	~~27,722,967~~  27,722,969
Pravin U. Dugel	193,625	7,745,000	334,375	~~8,588,142~~  8,588,144	~~16,333,142~~ 16,333,144
David F. Carroll	102,500	4,100,000	176,666	~~4,304,978~~ 4,304,957	~~8,404,978~~ 8,404,957
Keith Westby	98,750	3,950,000	~~170,729~~  170,728	~~4,112,008~~  4,111,972	~~8,062,008~~  8,061,972
Christopher P. Simms	112,500	4,500,000	197,292	~~4,942,431~~ 4,942,440	~~9,442,431~~ 9,442,440

Executive Officers Following the Merger

The disclosure under the section entitled “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger — Executive Officers Following the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language to the first full paragraph on page 73 of the Definitive Proxy Statement:

As of the date of this proxy statement, none of our executive officers have entered into any new agreement or arrangement with IVERIC, Parent, Guarantor or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. In addition, as of the date of the Definitive Proxy Statement, no discussions or negotiations have occurred between our executive officers, on the one hand, and representatives of Parent, Guarantor or any of their affiliates on the other hand, regarding the terms of future employment following completion of the transactions contemplated by the Merger Agreement.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed transaction between IVERIC and Astellas, IVERIC has filed with the SEC and sent to our stockholders a Definitive Proxy Statement. The Definitive Proxy Statement filed on June 5, 2023 was first mailed on or about June 5, 2023. IVERIC may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which IVERIC may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by IVERIC through the website maintained by the SEC at www.sec.gov. If you would like to request documents from IVERIC, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.investors.ivericbio.com. The information included on our website is not incorporated by reference into these Definitive Additional Materials.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

IVERIC bio, Inc.

Attn: Corporate Secretary

8 Sylvan Way

Parsippany, New Jersey 07054

(609) 474-6755

FORWARD-LOOKING STATEMENTS

All statements in these Definitive Additional Materials and any document referred to in these Definitive Additional Materials, other than statements of historical fact, are statements that could be deemed “forward-looking statements.” In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. IVERIC intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Private Securities Litigation Reform Act of 1995.

These Definitive Additional Materials and any document referred to in these Definitive Additional Materials contain “forward-looking statements” relating to, among other things, the proposed acquisition of IVERIC, by way of the Merger, and the objectives of such proposed acquisition, Astellas’ and IVERIC’s beliefs and expectations regarding the potential benefits sought to be achieved by Astellas’ proposed acquisition of IVERIC, the potential effects of the proposed acquisition on both Astellas and IVERIC, the expected benefits and success of IVERIC’s product candidates, the potential for and anticipated timing for approval of ACP, the anticipated financing of the proposed acquisition, and the anticipated timing of completion of the proposed acquisition, each of which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Risks and uncertainties include, among other things, risks related to the ability of IVERIC and Astellas to complete the transactions contemplated by the Merger Agreement; the satisfaction or waiver of the conditions to closing the proposed acquisition set forth in the Merger Agreement (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote of our stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the timing and nature of regulatory filings for IVERIC’s product candidates, and the possibility of a termination of the Merger Agreement; the possibility that competing offers to acquire IVERIC may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that IVERIC’s business and products will not be integrated with those of Astellas successfully; the effects of disruption from the transactions contemplated by the Merger Agreement on IVERIC’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Astellas’ or IVERIC’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or IVERIC’s business; risks related to the financing of the acquisition; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data is subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for IVERIC’s pipeline products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety or other matters that could affect the availability or commercial potential of such products; expectations regarding personnel and human capital matters; and competitive developments.

Moreover, Astellas and IVERIC operate in very competitive and rapidly changing environments, and new risks emerge from time to time. Astellas and IVERIC have based these forward-looking statements on their current expectations and projections about future events and trends that they believe may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Astellas and IVERIC, but they cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of biotechnology development and potential regulatory approval. The foregoing factors are not exhaustive. You should also carefully consider other risks and uncertainties that may affect the business of IVERIC, including those described in the “Forward-Looking Statements,” “Summary of Principal Risk Factors,” and “Risk Factors” sections of IVERIC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and Astellas and IVERIC assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by applicable law.